Exhibit 99.2

Marvell Extends Strategic Partnership with Arm

•	Includes Substantial Investment from Arm for Marvell ThunderX Development

•	Both Companies Agree to Commit Dedicated Resources and Collaborate through 2022

SANTA CLARA, Calif. (June 5, 2019) – Marvell (NASDAQ: MRVL) today announced it has entered a broader strategic partnership with Arm, a subsidiary of SoftBank Group, to accelerate the design and development of next-generation Marvell® ThunderX® server processor technology. This new agreement includes dedicated Arm support for Marvell’s R&D in the server processor technology area for at least three more years. As a result, Marvell can further expand its leading-edge Arm®-based server products and roadmap to enable the next generation of cloud and data center infrastructure.

Marvell and Arm share a vision for bringing differentiated, scalable, and highly optimized server processor solutions to multiple markets — from high-performance cloud computing all the way to the network edge. The companies have closely collaborated over the last decade to launch a compelling alternative to the x86 computing market with industry-leading technology backed by a rich ecosystem. Marvell’s ThunderX2®, based on the Armv8-A architecture, is the industry’s most widely supported Arm-based server processor, providing higher performance, lower power, and reduced total cost of ownership versus currently deployed architectures.

“Marvell has demonstrated innovative silicon and software technologies to deliver high-performance Arm-based solutions across the infrastructure market,” said Rene Haas, president of Arm’s IP Products Group. “With this expanded partnership, Marvell is now well positioned to develop and ramp some of the most advanced server processor technology in the world.”

“Arm’s investment in Marvell’s server processor technology is a testament to the strength of our development team and accelerates our vision of scaling highly differentiated solutions for the global computing ecosystem,” said Raghib Hussain, Marvell’s chief strategy officer and executive vice president of the Networking and Processors Group. “Further, our partnership reinforces Marvell’s strategic commitment to offer breakthrough server processor solutions to our cloud and high performance compute customers, leveraging Arm’s architecture, as together we take cloud-scale computing to the next level.”

About Arm

Arm technology is at the heart of a computing and connectivity revolution that is transforming the way people live and businesses operate. Our advanced, energy-efficient processor designs have enabled intelligent computing in more than 145 billion chips. More than 70% of the world’s population are using Arm technology, which is securely powering products from the sensor to the smartphone to the supercomputer. This technology combined with our IoT software and end-to-end connectivity, device and data management platform enables customers to derive real business value from their connected devices and data. Together with our 1,000+ technology partners we are at the forefront of designing, securing and managing all areas of compute from the chip to the cloud.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: https://www.marvell.com/

Forward-Looking Statements

Except for the historical information contained herein, the statements in this press release, including those concerning the strategic partnership with Arm, the investment and other benefits expected as a result of the strategic partnership, and the impact of the strategic partnership on our products and roadmap are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including: the possibility that we will not receive the benefits we expect from the strategic partnership, the possibility that we might experience delays in the development or introduction of new technology and products, the possibility that our new product introductions may not be as successful as we anticipate or may not perform as expected, and the possibility that new products may have quality or other defects or deficiencies. More information about potential factors that could affect Marvell’s business and financial results is included in Marvell’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors.” Marvell disclaims any obligation to update any forward-looking statements after the date of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

Marvell, the M logo, ThunderX and ThunderX2 are registered trademarks of Marvell and/or its affiliates in the US and/or elsewhere. Other names and brands may be claimed as the property of others.

Marvell Media Relations

Kristin Hehir

Senior Manager, Public Relations

408-222-8744

kristinh@marvell.com